SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 1999

Aegis Realty, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland
(State or other Jurisdiction of Incorporation)


1-13239                        13-3967879
(Commission File Number)       (IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 421-5333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

On December 16, 1999, the Board of Directors of Aegis Realty, Inc.
("Aegis") accepted the resignation of J. Michael Fried from the positions of Chairman of the Board of Directors and Chief Executive Officer. The Board then unanimously named Stuart J. Boesky Chairman of the Board of Directors and Chief Executive Officer in Mr. Fried's place. Mr. Boesky is currently the President and Chief Operating Officer of Aegis. With his new appointment,
Mr. Boesky will cease to fill the position of Chief Operating Officer.

The Board also named Michael Brenner to the Board of Directors to fill the vacancy left by Mr. Fried. Mr. Brenner's term will expire in 2000.

A biography for Mr. Boesky is set forth in Aegis' Proxy Statement dated April 30, 1999 as well as in the press release attached as an exhibit to this 8-K. A biography for Mr. Brenner is set forth in the attached press release.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a).	Financial Statements
    	Not Applicable

(b).	Pro Forma Financial Information
    	Not Applicable

(c).	Exhibits
    	99.1 December 22, 1999 Press Release "Aegis Realty, Inc. Names Stuart J. Boesky Chairman and Chief Executive Officer and Michael J. Brenner to the Board of Directors."

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Aegis Realty, Inc.
(Registrant)


BY:	/s/ Stuart J. Boesky
	Stuart J. Boesky
	Chairman, President & CEO

January 4, 2000

EXHIBIT 99.1

AT AEGIS REALTY, INC.	    AT THE FINANCIAL RELATIONS BOARD
Brenda Abuaf	             Paul G. Henning  - General Info (212) 661-8030
Director of               Pamela K. Belfor - Analyst Info (212) 661-8030
Shareholder Services      Martin Gitlin    - Media Info   (212) 661-8030
(800) 831-4826


AEGIS REALTY, INC.
NAMES STUART J. BOESKY CHAIRMAN AND CHIEF EXECUTIVE OFFICER
AND MICHAEL J. BRENNER TO BOARD OF DIRECTORS

NEW YORK, NY - December 22, 1999 - The Board of Directors of Aegis Realty, Inc. (AMEX: AER) announced today that Stuart J. Boesky, President, was named Chairman and Chief Executive Officer of the Company. Mr. Boesky will succeed
J. Michael Fried who has resigned these positions. The Board has unanimously endorsed Mr. Boesky's appointment as Chairman and Chief Executive Officer. Mr. Boesky will continue his responsibilities as President of the Company.

Alan Hirmes, Senior Vice President and member of the Board of Directors, commented, "We have faith that Stuart will do an outstanding job given his prior track record as President. Having worked with Stuart for over 14 years, we are convinced he is the right individual to lead this experienced management team into the future."

In addition, Michael J. Brenner, Executive Vice President and Chief Financial Officer of The Related Companies, L.P., was named to the board to fill the vacancy created by Mr. Fried. Mr. Brenner will serve the remainder of Mr. Fried's term.

Prior to joining Related in 1996, Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from 1984-1986. Mr. Brenner graduated summa cum laude from The University of Detroit with a Bachelors degree in Business Administration and from The University of Michigan with a Master of Business Administration, with distinction.

Stuart Boesky commented, "We are very fortunate to have Michael on Aegis Realty's Board. We feel he will bring a wealth of knowledge and experience to the Company. We are confident that his years of experience as a leader in the real estate sector will prove to be a great resource to Aegis Realty. Additionally, we wish Mr. Fried success in his future endeavors in the field of real estate finance and development."

Aegis Realty, a geographically diversified real estate investment trust, has property holdings in 15 states. The Company's current portfolio includes direct or indirect interests in 28 neighborhood shopping centers, two garden apartment complexes and one participating Federal Housing Administration (FHA) co-insured mortgage loan. Aegis Realty is currently seeking retail acquisitions throughout the continental United States.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, trends, uncertainties and other factors which may cause the actual results, performance or achievements express or implied by such forward-looking statements. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for shopping center properties; interest rate levels; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K. Such forward-looking statements speak only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.